As filed with the Securities and Exchange Commission on March 30, 2005.

File No. 811-02409

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM N-2

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 44

THE MEXICO FUND, INC.

(Exact Name of Registrant as Specified in Charter)

1775 I Street, N.W., Suite 1100

Washington, DC 20006

Registrant’s telephone number, including Area Code (202) 261-3300

Sander M. Bieber, Esquire

Dechert LLP

1775 I Street, N.W., Suite 1100

Washington, D.C. 20006

(Name and Address of Agent for Service)

If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box.  ☐

It is proposed that this filing will become effective (check appropriate box)

☐ when	declared effective pursuant to Section 8(c)

The following boxes should only be included and completed if the registrant is a registered closed-end management investment company or business development company which makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act and is making this filing in accordance with Rule 486 under the Securities Act.

☒ immediately	upon filing pursuant to paragraph (b)

This amendment consists of the following:

(1)	Facing Sheet of the Registration Statement

(2)	Part C of the Registration Statement (including signature page) and

(3)	Exhibits to the Registration Statement

The Prospectus and the Statement of Additional Information are incorporated by reference from Post-Effective Amendment No. 43 to this Registration Statement (File No. 811-02409) filed on September 17, 2004.

The Financial Statements are incorporated by reference from the Fund’s Annual Report (File No. 811-02409) filed on October 31, 2004.

This amendment is being filed solely to file Exhibits Nos. (b)(6), (k)(1) and (n)(3) to this Registration Statement relating to the By-Laws, Administrative Services Agreement and Power of Attorney.

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PART C

OTHER INFORMATION

Registrant’s (i) Amended and Restated By-Laws, as adopted March 9, 2005 by Registrant’s Board of Directors, (ii) Form of Administrative Services Agreement, dated as of March 9, 2005, and (iii) Power of Attorney, are filed herewith as Exhibits (b)(6), (k)(1), and (n)(3) respectively.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 44 to its Registration Statement under the Investment Company Act of 1940 to be signed on its behalf by the undersigned thereunto, duly authorized, in the District of Columbia, on the 30th day of March, 2005.

THE MEXICO FUND, INC.

José Luis Gómez Pimienta President*

By:	/s/ KIMBERLY D. RASEVIC
Kimberly D. Rasevic Attorney-in-Fact

*	Pursuant to Power of Attorney Filed herewith as exhibit (n)(3).

* José Luis Gómez Pimienta	President, Director and Principal Executive Officer	March 30, 2005

* Alberto Osorio	Treasurer and Principal Financial and Accounting Officer	March 30, 2005

* Eugenio Clariond	Director	March 30, 2005

* Philip Caldwell	Director	March 30, 2005

* Claudio X. González	Director	March 30, 2005

* Robert L. Knauss	Director	March 30, 2005

* Emilio Carrillo Gamboa	Director	March 30, 2005

* Jaime Serra Puche	Director	March 30, 2005

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EXHIBIT INDEX

Exhibit No.	Description
(b)(6)	Amended and Restated By-Laws, as adopted March 9, 2005.

(k)(1)	Form of Administrative Agreement, dated as of March 9, 2005.

(n)(3)	Power of Attorney

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